Exhibit 10.16

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (“Sublease”) is dated as of May __, 2021 and is made by and between CIT BANK, N.A., formerly known as OneWest Bank, National Association (“Sublandlord”), and UBERMEDIA, INC. (“Subtenant”).

RECITALS

This Sublease is made with regard to the following facts:

A. Sublandlord is the subtenant/sublessee under that certain Sublease dated as of November 16, 2015 (as amended from time to time, the “CIT Lease”) with Parsons Services Company, a Texas corporation (the “Prime Landlord”). Prime Landlord is the tenant/lessee under that certain Tower Building Lease dated July 1, 2011 (as amended from time to time, the “Parsons Lease” and collectively with the CIT Lease, the “Master Lease”) with PPF OFF 100 WEST WALNUT STREET, LP, a Delaware limited partnership (the “Property Owner” and collectively with the Prime Landlord, the “Master Landlord”). A copy of the Master Lease is attached to this Sublease as Exhibit A.

B. Pursuant to the CIT Lease, Sublandlord leases from Prime Landlord the fourth floor, containing approximately 26,752 rentable square feet of space and known as Pod A, of a building (the “Building”) located at 100 W. Walnut Street, Pasadena, CA 91124 (as more completely described in the Master Lease, the “Leased Premises”).

C. Subtenant desires to sublease from Sublandlord the Leased Premises, as set forth more fully on Exhibit B attached hereto, such space also referred to herein as the “Subleased Premises”. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

AGREEMENT

1. Sublease.

1.1 Subleased Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease.

1.2 Furniture. During the Term, except as set forth in Section 18 below with respect to Sublandlord’s Recapture Right (defined below), Subtenant shall have the right to use Sublandlord’s fixtures, furniture and equipment (as more particularly described on Exhibit D attached hereto, the “Sublandlord FF&E”) that are located in the Subleased Premises as of the Commencement Date. The Sublandlord FF&E does not include the existing telephone and networking equipment that are located in the Subleased Premises, all of which is the property of Sublandlord and shall be removed prior to the Commencement Date. Sublandlord represents and warrants that Sublandlord holds legal title to the Sublandlord FF&E and is authorized to lease the same to Subtenant hereunder. Subtenant will have the right to modify the cubicle system that currently exists in the Subleased Premises without any additional consent to be sought from the Sublandlord or Master Landlord. Subtenant will also have the right to remove any of the Sublandlord FF&E from the Subleased Premises for storage at an off-site location, provided that in the event (i) Subtenant does not purchase the Sublandlord FF&E from Sublandlord, Subtenant shall, at its sole cost and expense, return any Sublandlord FF&E that was removed from the Subleased Premises to the Subleased Premises on or before the Expiration Date (or any earlier date on which this Sublease may terminate) or (ii) Sublandlord exercises its Recapture Right, Subtenant shall, at its sole cost and expense, return any Sublandlord FF&E that was removed from the Subleased Premises to the Subleased Premises on or before the Recapture Effective Date (defined below). Provided that no event of default exists hereunder as of June 1, 2026, Sublandlord shall sell the Sublandlord FF&E to Subtenant (and Subtenant shall purchase the Sublandlord FF&E from Sublandlord) on June 1, 2026 for $1,000.00 by the parties’ mutual execution and delivery of a bill of sale substantially in the form attached hereto as Exhibit E.

2. Term.

2.1 Term. Subject to the condition set forth in Section 19.6 below, the terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the date of this Sublease. The term (“Term”) of this Sublease will commence on the date (the “Commencement Date”) that is the later of (i) July 1, 2021 or (ii) the date the parties have received the Master Landlord’s and Property Owner’s consents to this Sublease as set forth in Section 19.6 below and will expire on June 30, 2026 (the “Expiration Date”) unless sooner terminated as provided herein or in the Master Lease. Notwithstanding the foregoing to the contrary, if Subtenant has not reached an agreement with Master Landlord by May 1, 2026 pursuant to which Subtenant will continue to use and occupy the Subleased Premises after the Expiration Date, then the Expiration Date shall instead be June 28, 2026. If for any reason Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant by the Commencement Date set forth above, then Sublandlord shall have no liability therefor, this Sublease shall not be affected thereby, and all terms and conditions of this Sublease shall remain in effect, subject to Section 19.6, and provided that the Commencement Date shall be deemed to be the date upon which Sublandlord delivers possession of the Subleased Premises to Subtenant. Promptly after the Commencement Date the parties shall execute a Commencement Date Certificate, in form and substance as attached hereto as Exhibit C. In addition to the termination right set forth for the parties in Section 19.6, if after receipt of the Master Landlord’s and Property Owner’s consents to this Sublease Sublandlord has not delivered possession of the Subleased Premises by sixty (60) days following the date of this Sublease (the “Outside Delivery Date”), then Subtenant shall be entitled to a day for day credit of Base Rent for each day beyond the Outside Delivery Date that the Subleased Premises has not been delivered to Subtenant, and Subtenant shall have the right to terminate this Sublease at any time prior to Sublandlord’s actual delivery of the Subleased Premises starting on the date which is thirty (30) days after the Outside Delivery Date.

2.2 Early Access. Subject to the conditions set forth in Section 19.6 below, Sublandlord shall permit Subtenant to enter the Subleased Premises prior to the Commencement Date following the parties’ mutual execution of this Sublease for Subtenant to install its fixtures, furniture and equipment, storage of Subtenant’s property, and operating Subtenant’s business, provided that such entry and the performance of such work shall be subject to all of the terms and provisions of this Sublease, other than the payment of Rent (as defined below).

2.3 Holdover. Subtenant shall have no right to remain in possession or continue use of any portion of the Subleased Premises after the Expiration Date or any earlier termination of this Sublease. If Subtenant remains in possession of, or continues to use any portion of the Subleased Premises after the Expiration Date or any earlier termination of this Sublease, then Subtenant shall continue to be subject to all of the terms, covenants, and conditions of this Sublease until such use or possession ceases and Subtenant surrenders the Subleased Premises to Sublandlord in the condition required under the terms of the Master Lease; provided during the first three months of such hold over period the Base Rent shall be one hundred twenty-five percent (125%) of the Base Rent otherwise payable hereunder, and after such three (3) month period, the Base Rent shall be one hundred fifty percent (150%) of the Base Rent otherwise payable hereunder. Additionally, Subtenant agrees to indemnify, defend and protect Sublandlord against any and all Claims (defined below) made by Master Landlord under the Master Lease, including without limitation any Claims made by the Property Owner, as a result of such holding over.

3. Rent.

3.1 Base Rent. Beginning on the Commencement Date, Subtenant shall pay base rent (“Base Rent”) in the amount of $32,500.00 per month payable monthly in advance on the first day of each month of the Term without offset, deduction, or counterclaim, and without notice or demand; provided, however, that if Sublandlord shall receive an Abatement (defined below) of Basic Rent or Additional Rent with respect to the Subleased Premises pursuant to the Master Lease, Subtenant shall receive a corresponding Abatement Credit (defined below). In the event that the Commencement Date of this Sublease is a date that is not the first day of a month, Base Rent will be prorated on a per diem basis as of that date, and Subtenant’s second monthly payment of Base Rent shall be adjusted accordingly. Base Rent for any other partial month of the Term shall also be prorated on a per diem basis. Base Rent shall be adjusted during the Term in accordance with the following schedule:

Period of Term	Monthly Base Rent
Months 1-12	$32,500.00
Months 13-24	$33,475.00
Months 25-36	$34,479.25
Months 37-48	$35,513.63
Months 49- June 28, 2026 or June 30, 2026 (as applicable)	$36,579.04

3.2 Additional Rent. Subtenant shall also be responsible for payment of (i) the costs of any work orders requested by Subtenant, (ii) the costs of any after-hours HVAC service requested by Subtenant, (iii) any charges that may be incurred by Subtenant while performing Subtenant’s obligations hereunder, and (iv) commencing with the thirteenth (13th) full calendar month of the Term, any increase in the Excess Expenses (as defined in the CIT Lease) payable by Sublandlord under the CIT Lease above the Excess Expenses payable by Sublandlord under the CIT Lease for the Base Year (defined below) (collectively, such charges, and any other costs or expenses payable from Subtenant to Sublandlord pursuant to this Sublease, shall be referred to herein as “Additional Rent”). Sublandlord will promptly send to Subtenant related invoices or other evidence of Additional Rent payments. Within fifteen (15) days of receipt of any invoices or other evidence of payments, Subtenant shall reimburse Sublandlord for any Additional Rent. The “Base Year” shall be the 2021 calendar year. At the request of Subtenant, Sublandlord shall provide Subtenant with copies of all documents relevant to the determination of Operating Expenses for the Subleased Premises for any dispute as provided in Section 3.02 of the CIT Lease, as between Sublandlord and Subtenant, provided such dispute is not a basis for withholding payment of same. Provided that Subtenant is current in its payment of Operating Expenses, Subtenant may require that Sublandlord exercise its right to audit the books and records of the Landlord as set forth in Section 3.02 of the CIT Lease, and any such audit shall be at Subtenant’s sole cost and expense; provided, however, to the extent that such audit results in recovery of Operating Expenses, the cost of such review shall be deducted from such recovery and Sublandlord and Subtenant shall each receive half of any remaining recovered funds.

3.3 General. Base Rent and Additional Rent shall collectively be referred to herein from time to time as “Rent”. All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord at the address (or using the wire instructions) set forth in Exhibit F attached hereto, in legal tender of the United States without offset, deduction, or counterclaim; provided, however, that if Sublandlord shall receive an Abatement of Basic Rent or Additional Rent with respect to the Subleased Premises pursuant to the Master Lease, Subtenant shall receive a corresponding Abatement Credit. If from time to time Subtenant fails to make any such payments, and Sublandlord pays any such charges on Subtenant’s behalf, such actual charges, plus a ten percent (10%) administrative fee to compensate Sublandlord for its administrative costs incurred in connection therewith, shall also be Additional Rent. Any amount payable under this Sublease that remains delinquent for more than five (5) business days shall incur a late fee of three percent (3%) of the delinquent amount to compensate Sublandlord for its administrative charges incurred in connection therewith, and shall also accrue interest at a rate equal to the lesser of seven percent (7%) per annum and the maximum rate provided by law from the date due until paid in full. Sublandlord may by notice upon not less than 30 days prior written notice to Subtenant from time to time change the address (or wiring instructions) for Subtenant’s payment of Rent and/or direct Subtenant to make payments directly to Master Landlord with evidence of such payments being simultaneously provided to Sublandlord.

3.4 Abatement. As used in this Sublease, “Abatement” shall mean an abatement of Basic Rent or Additional Rent with respect to the Subleased Premises pursuant to the Master Lease, which is (i) actually received by Sublandlord and (ii) relates to a casualty, condemnation or other issue physically affecting the Subleased Premises which effectively prevents Subtenant from physically using or conducting its normal business operations in all or a material portion of the Subleased Premises. For the avoidance of doubt, an Abatement shall not include any bonus, concession, rent relief, or other credit, whether or not actually received by Sublandlord, which is not the result of an inability to physically access the Subleased Premises. As used in this Sublease, “Abatement Credit” shall mean fifty percent (50%) of any Abatement actually received by Sublandlord.

4. Security Deposit; Guarantee. Upon execution of this Sublease, Subtenant shall also deposit with Sublandlord cash in the amount of $36,579.04 (the “Security Deposit”) as security for the performance by Subtenant of all of its obligations contained in this Sublease. In the event of a default by Subtenant beyond any applicable notice and cure periods, Sublandlord may apply all or any part of the Security Deposit to cure all or any part of such default, and Subtenant agrees to deposit within ten (10) days of Landlord’s written demand such additional sum with Sublandlord as may be required to maintain the full amount of the Security Deposit. All sums held by Sublandlord pursuant to this Section 4 shall not accrue interest for the benefit of Subtenant and may be commingled with Sublandlord’s other funds. Within thirty (30) days following the end of the Term or earlier termination of this Sublease, except to the extent there are any uncured defaults or obligations of Subtenant outstanding, Sublandlord shall return the Security Deposit to Subtenant. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by the tenant or to clean the leased premises, it being agreed that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage caused by the default of Subtenant under this Sublease, including without limitation all damages or Rent due upon termination of this Sublease pursuant to Section 1951.2 of the California Civil Code. Notwithstanding anything to the contrary herein, this Sublease shall only be effective and binding upon Subtenant and Sublandlord following the execution of the Guaranty attached hereto as Exhibit G by NEAR.

5. Use. Subtenant agrees to use the Subleased Premises for general, administrative, business and professional office use in accordance with the provisions of the Master Lease and this Sublease, and for no other purpose. Subtenant’s use shall at all times be in accordance with local zoning, health and safety, and other applicable laws, including all rules and regulations of the Master Landlord, and Subtenant herby represents to Sublandlord that it has obtained all permits and licenses to conduct its business at the Subleased Premises. In all events, Subtenant’s use of the Subleased Premises shall not adversely impact the use of the remainder of the Leased Premises by Sublandlord or any other users or occupants thereof.

6. Insurance.

6.1 Master Lease Requirements. Subtenant, at Subtenant’s sole cost and expense, shall obtain and maintain in effect at all times during the term of this Sublease, the insurance required to be carried by Sublandlord under the Master Lease.

6.2 General Provisions. Any insurance carried by Sublandlord under the Master Lease shall be for the sole benefit of Sublandlord and, to the extent required under the Master Lease, Master Landlord. All insurance policies herein to be procured by Subtenant shall (i) be provided by reputable insurers qualified in the State where the Subleased Premises are located, that are rated Best A:VIII or better (or higher rating if required by the Master Lease); (ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Sublandlord may carry; (iii) insure Subtenant; and (iv) except for any policies of worker’s compensation insurance and employer’s liability insurance, name Sublandlord, Master Landlord, and any other parties reasonably designated by any of them as additional insureds as their respective interests may appear. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Subtenant’s insurance coverage, shall be deemed to limit or restrict in any way Subtenant’s liability arising under or out of this Sublease. With respect to each and every one of the insurance policies herein required to be procured by Subtenant, on or before the Commencement Date, and thereafter upon request, Subtenant shall deliver to Sublandlord certificates evidencing that each such policy is in effect, as well as original endorsements evidencing additional insured status. Each and every insurance policy required to be carried hereunder by or on behalf of Subtenant shall provide that unless the Master Landlord and Sublandlord shall first have been given thirty (30) days prior written notice thereof, such insurance policy shall not be canceled or materially modified and shall continue in full force and effect. The term “insurance policy” as used in this Sublease shall be deemed to include any extensions or renewals thereof. In the event that Subtenant fails to furnish any insurance coverage required to be procured by Subtenant hereunder, Sublandlord, may (but shall not be obligated to) obtain the same and pay the premium therefor, and the premium so paid by Sublandlord, plus a ten percent (10%) administrative fee to compensate Sublandlord for its administrative costs incurred in connection therewith, shall be payable by Subtenant to Sublandlord within ten (10) days after written demand as Additional Rent.

6.3 Prohibited Acts. Subtenant shall not do or permit to be done any act or thing upon the Subleased Premises that will invalidate or be in conflict with any insurance policies covering the Subleased Premises, or any part thereof, or fixtures and property therein, or any other insurance policies or coverage required to be carried by Subtenant under this Sublease or any insurance policies maintained by Sublandlord and/or the Master Landlord. Subtenant shall not do, or permit anything to be done, in or upon the Subleased Premises, or bring or keep anything therein, which shall increase the rate of any such insurance policy. If by reason of failure of Subtenant to comply with the provisions of this Section 6.3, the rate or rates of any insurance coverage referred to above shall at any time be higher than it otherwise would be, then Subtenant shall reimburse Sublandlord on demand, upon Subtenant receiving reasonable documentation supporting the coverage and the amount thereof, as Additional Rent for that part of all premiums for any insurance coverage that shall have been charged because of such violation by Subtenant.

7. Condition of Subleased Premises.

7.1 AS-IS. Except for the express representations and warranties provided by the Sublandlord in Section 7.2 below, Sublandlord will deliver the Subleased Premises to Subtenant in “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” condition, without any representation or warranty of any kind regarding the physical condition of the Subleased Premises or whether the Subleased Premises is currently compliant with applicable laws, Subtenant hereby agrees to rely solely upon its own due diligence as to such matters, and Sublandlord shall have no obligation to Subtenant to make any improvements, alterations, or repairs to the Subleased Premises unless expressly set forth otherwise in this Sublease. Notwithstanding the foregoing, prior to the Commencement Date or the Delivery Date, whichever is earlier, Sublandlord shall (i) remove Sublandlord’s existing telephone and networking equipment that are located in the Subleased Premises and repair any damage caused by such removal and (ii) deliver the Subleased Premises in broom clean condition, free of all debris and vacant except for the Sublandlord FF&E. To the actual, current knowledge of Sublandlord, the systems serving the Subleased Premises are in good working condition, including without limitation, mechanical, plumbing, HVAC, electrical, and life safety, and restrooms and Sublandlord is not aware of any material defects in the Subleased Premises or the systems serving the Subleased Premises that have not been repaired, however, Subtenant acknowledges that Sublandlord vacated the Subleased Premises over eighteen months prior to the Commencement Date and has not occupied the Subleased Premises since such time. Subtenant acknowledges that (i) it has had an opportunity to fully inspect the Subleased Premises, including all systems serving the Subleased Premises, prior to the execution of this Sublease, (ii) it is aware that Sublandlord has not recently visited or inspected the Subleased Premises in connection with making the foregoing representation, and (iii) Subtenant is assuming the risk that physical or other issues may have arisen with respect to the Subleased Premises between the time Sublandlord vacated the Subleased Premises and the parties’ execution of this Sublease.

7.2 Sublandlord Representations and Warranties. Sublandlord represents and warrants that: (i) to the actual, current knowledge of Sublandlord, the Subleased Premises on the Commencement Date is compliant with all applicable laws; (ii) subject to the terms and conditions of this Sublease and the Master Lease, Subtenant will enjoy peaceful possession of the Subleased Premises without any intervention from any third-party; and (iii) subject to receipt of Master Landlord’s consent as described herein, Sublandlord has the right to sublease the Subleased Premises.

7.3 Alterations and Improvements. Subtenant shall not make any alterations, improvements, or additions to the Subleased Premises without the prior written consent of Sublandlord and Master Landlord (which consent Sublandlord shall seek in accordance with Section 10.2 below), provided that such consent shall not be required for any of Subtenant’s alterations to the existing cubicles in the Subleased Premises. The consent of Sublandlord shall not be unreasonably withheld, conditioned or delayed beyond fifteen (15) business days from Subtenant’s request. All alterations and improvements to the Subleased Premises shall be made in accordance with the Master Lease. Subtenant shall be solely responsible for the cost of any such alterations, improvements, or additions that are approved by both Sublandlord and Master Landlord, and shall also be solely responsible for complying with any conditions imposed upon such consent or such alterations, improvements, or additions, including without limitation reimbursement of Sublandlord and Master Landlord for their reasonable costs incurred in processing and reviewing such request for consent. Unless the Master Landlord expressly agrees otherwise in writing, Subtenant shall, at its sole cost and expense, remove all alterations, improvements, or additions made by or on behalf of Subtenant from the Subleased Premises prior to the end of the Term and repair any damage caused thereby. Notwithstanding the above, if any requested Alteration qualifies as a minor alteration that does not require the consent of Master Landlord. Subtenant shall not be required to secure the consent of the Sublandlord.

7.4 Repair and Maintenance. Subtenant, at its sole cost and expense, shall maintain the Subleased Premises in good condition and repair and shall make all necessary repairs and replacements thereto that may be required under the Master Lease, and shall promptly repair any damage to the Subleased Premises caused by Subtenant, its employees, invitees, licensees, contractors, subcontractors or agents (collectively, along with Subtenant, the “Subtenant Parties”). If Subtenant fails to promptly make any repairs or replacements to the Subleased Premises as required under this Sublease or the Master Lease, which failure continues for ten (10) consecutive business days after receipt of written notice from Sublandlord, then Sublandlord may, but shall not be obligated to, make such repairs or replacements on Subtenant’s behalf, and the actual costs and expenses incurred by Sublandlord in performing such obligations, plus a ten percent (10%) administrative fee, shall be immediately due from Subtenant as Additional Rent. Notwithstanding the foregoing, in the event of an emergency Sublandlord need only give Subtenant twenty-four (24) hours prior notice (which may be verbal) before pursuing this remedy (as used herein an “emergency” shall mean a condition that, if left uncorrected, is a threat to person or property, or would be a default by Sublandlord under the Master Lease).

7.5 Surrender Condition. Subtenant shall return the Subleased Premises to Sublandlord on the Expiration Date or earlier termination of this Sublease in the condition required under the terms of the Master Lease. Without limiting the generality of the foregoing, Subtenant will be responsible for removing, at Subtenant’s sole cost and expense, all Sublandlord FF&E prior to returning the Subleased Premises to Sublandlord and all cabling within the Subleased Premises. Any personal property belonging to any Subtenant Party which is not removed from the Subleased Premises on or before the termination of this Sublease shall be deemed abandoned by Subtenant, and Sublandlord may remove and/or dispose of such in any way it chooses. Subtenant shall be responsible for reimbursing Sublandlord for any reasonable costs incurred by Sublandlord due to Subtenant’s failure to comply with the provisions of this Section 7, and the obligations of Subtenant hereunder shall survive the termination of this Sublease.

7.6 Liens. Subtenant shall not cause or permit any liens to be placed against the Subleased Premises as a result of Subtenant’s exercise of its rights or the performance of its obligations under this Sublease. In the event of the filing of any such liens, Subtenant shall promptly cause such liens to be removed. Subtenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Subtenant’s personal property installed or located in or on the Subleased Premises, and that become payable during the Term.

7.7 Waiver. Subtenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Sublease as the result of any failure by Sublandlord or either Master Landlord to maintain or repair the Subleased Premises.

8. Parking and Signage.

8.1 Parking. Subtenant shall hire during the Term, ten (10) parking spaces at prevailing parking rates in accordance with the terms of the Master Lease. During the Term, Subtenant shall have the right, but not the obligation, to hire up to an additional seventy (70) parking spaces at prevailing parking rates in accordance with the terms of the Master Lease. Use of such parking spaces shall be subject to all the terms and provisions of the Master Lease, including any charges associated therewith. Subtenant may, at its sole cost and expense, arrange for additional parking spaces with Master Landlord (subject to availability and the terms and conditions of the Master Lease).

8.2 Signage. With Master Landlord’s consent (which consent Sublandlord shall seek in accordance with Section 10.2 below), Subtenant may, at its sole cost and expense, replace the existing double door entrance to the Subleased Premises with glass doors containing Subtenant’s company name and logo. Subtenant shall be solely responsible for any costs or obligations associated with any such work, and upon the expiration of the Term of this Sublease, or any other earlier termination hereof, Subtenant shall, at its sole cost and expense, remove such doors and all of its signage and repair any damage caused by the installation and/or removal of such doors and signage, in each instance to the extent required by Master Landlord under the terms of the Master Lease. Subtenant shall not be entitled to any other signage rights, though Subtenant may, at its sole cost and expense, arrange for additional signage rights with Master Landlord (subject to availability and the terms and conditions of the Master Lease).

9. Master Lease. Except as otherwise expressly provided in Section 11 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease governing the rights and obligations of the landlord and the tenant under the Master Lease, to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease, will be deemed the rights and obligations of Sublandlord and Subtenant, respectively. Such aforementioned rights and obligations under the Master Lease are made a part of and incorporated into this Sublease as if recited in full in this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

10. Performance by Sublandlord; Status of Master Lease.

10.1 Sublandlord’s Performance Conditioned on Master Landlord’s Performance. Notwithstanding the foregoing, Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease, but Sublandlord shall use its commercially reasonable efforts to enforce its rights vis a vis the Master Landlord under the Master Lease.

Subtenant will not have any claim against Sublandlord based on the Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord’s act or failure to act. Despite the Master Landlord’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the Base Rent, Additional Rent, and all other charges provided for in this Sublease without any abatement, deduction, or setoff; provided, however, that if Sublandlord shall receive an Abatement of Basic Rent or Additional Rent with respect to the Subleased Premises pursuant to the Master Lease, Subtenant shall receive a corresponding Abatement Credit. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the tenant under the Master Lease.

10.2 Obtaining Master Landlord’s Consent. Whenever the consent of the Master Landlord is required under the Master Lease, and whenever the Master Landlord fails to perform its obligations under the Master Lease, Sublandlord agrees to use its reasonable, good faith efforts to obtain that consent or performance on behalf of Subtenant, but in no event shall Sublandlord be required to incur additional costs related to such efforts unless it is reimbursed for such costs by Subtenant.

10.3 No Existing Defaults. Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and Sublandlord has neither given nor received a notice of default under the Master Lease, that is still outstanding.

10.4 Preservation of Master Lease. So long as Subtenant is not in default under this Sublease beyond all applicable notice and cure periods, Sublandlord covenants as follows: (a) not to voluntarily terminate the Lease (except (1) in the event of damage or destruction or condemnation and in accordance with Sublandlord’s rights under the Lease or (2) in any other manner in which Subtenant’s rights hereunder are preserved); and (b) not to modify the Lease so as to materially, adversely affect Subtenant’s rights hereunder. If Sublandlord fails, after using commercially reasonable efforts, to cause Landlord under the Lease to observe and/or perform its obligations under the Lease, upon prior written notice to Sublandlord, Sublandlord shall non-exclusively assign to Subtenant Sublandlord’s right under the Lease to enforce such provisions of the Lease and Sublandlord, upon Subtenant’s reasonable request and at Subtenant’s sole cost and expense, shall reasonably cooperate with Subtenant in this regard. Subtenant and Sublandlord each agrees to refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the tenant/lessee thereunder.

11. Variations from Master Lease. As between Sublandlord and Subtenant, the terms and conditions of the Master Lease are modified as stated below in this Section 11.

11.1 Term; Rent; Security Deposit; Use; Insurance; Condition of Subleased Premises; Parking and Signage. Notwithstanding anything to the contrary contained in the Master Lease, the term of this Sublease, the rent payable under this Sublease, the security deposit required of the Subtenant, the permitted use of the Subleased Premises, the insurance required of Subtenant, the required condition of the Subleased Premises, and the parking and signage rights and obligations of Subtenant are as stated in Sections 2, 3, 4, 5, 6, 7 and 8 of this Sublease above.

11.2 Brokers. The parties to this Sublease warrant to each other that neither party dealt with any brokers or finders in connection with the consummation of this Sublease other than Jones Lang LaSalle Americas, Inc. for Subtenant and Cushman & Wakefield for Sublandlord (collectively, the “Brokers”), and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder’s fees arising out of that party’s acts in connection with this Sublease to anyone other than the Brokers. The provisions of this Section 11.2 will survive the expiration or earlier termination of this Sublease. The commission or fees payable to the Brokers will be paid by Sublandlord in accordance with the terms of a separately executed agreement.

11.3 Casualty and Condemnation. Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease will be deemed to be the property of Sublandlord, provided that Subtenant shall be entitled to retain (i) any insurance proceeds received by Subtenant from insurance policies carried by Subtenant for business interruption or relocation costs, (ii) if Subtenant has completed its purchase of the Sublandlord FF&E pursuant to Section 1.2 above, any insurance proceeds relating to the loss or damage of the Sublandlord FF&E, and (iii) any condemnation awards directly awarded to Subtenant by the condemning authority. Sublandlord will in no event whatsoever have any obligation hereunder to rebuild or restore the Subleased Premises in the event of any casualty or condemnation. Notwithstanding anything in this Sublease to the contrary, if, as a result of such casualty or condemnation, Sublandlord has a right to terminate the Master Lease, Sublandlord at its sole discretion may elect to exercise such right. If Sublandlord so elects, Sublandlord will give Subtenant written notice of such election, and this Sublease shall terminate on the date the Master Lease terminates unless stated otherwise by Sublandlord in such notice. With respect to any casualty, Subtenant hereby waives all rights to terminate this Sublease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code. With regard to any taking, condemnation or eminent domain impacting the Subleased Premises, Subtenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

11.4 Notices. Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, (iii) overnight by a nationally recognized overnight courier, or (iv) by email, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in clause (i), (ii) or (iii), addressed to the party to whom it is intended. A notice sent pursuant to the terms of this Section 11.4 shall be deemed delivered when delivery is actually received or refused. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 11.4.

Sublandlord
CIT Bank, N.A. Corporate Real Estate 340 Mount Kemble Avenue Morris Township, New Jersey 07960 Attn: Daniel Fishbein phone: 973.422.3169 fax: 973.740.5206 dan.fishbein@cit.com with a copy to: CIT Bank, N.A. 11 W. 42nd Street New York, NY 10036 Attn: David S. Braffman Phone: (212) 771-9587 Fax: (212) 461-5402 david.braffman@cit.com and a copy to: CIT Bank, N.A. Corporate Real Estate – Lease Administration 75 North Fair Oaks Avenue Pasadena, California 91103-9675 Attention: Jenn Matticks Jenn.Matticks@cit.com

Subtenant

Prior to the Sublease Commencement Date:

UberMedia, Inc.

130 West Union Street

Pasadena, CA 91103

Attention: John Faieta, CFO

Phone: (626) 437-7641

jfaieta@um.co____

After the Sublease Commencement Date:

UberMedia, Inc.

At the Subleased Premises

Attention: John Faieta, CFO

Phone: (626) 437-7641

jfaieta@um.co

11.5 Provisions of Master Lease Not Applicable. The provisions of Sections 2, 3.01, 4, 7 and 13 of the CIT Lease, to the extent the same define the respective obligations of Sublandlord and Subtenant hereunder, do not apply to this Sublease.

11.6 Default. In addition to any default provisions of the Master Lease incorporated herein pursuant to the other sections hereof, the parties further agree that if the Subtenant fails to observe or perform any of its obligations hereunder, and such failure is not fully corrected within (i) three (3) business days after notice thereof from Sublandlord for any rental obligation hereunder, or (ii) fifteen (15) days after notice thereof from Sublandlord as to any other obligation hereunder (unless Sublandlord has less time under the Master Lease to perform such obligation, in which case Subtenant shall have five (5) business days less time than the Sublandlord has under the Master Lease), then Sublandlord may elect (in its sole discretion) to (A) terminate this Sublease and/or (B) perform such obligation on Subtenant’s behalf, and at Subtenant’s expense. Such remedies shall be cumulative and in addition to any remedies that Sublandlord may have at law or in equity, or pursuant to the incorporated provisions of the Master Lease, and Sublandlord may elect such remedies without the need of prior notice to Subtenant. If Sublandlord performs any obligation on Subtenant’s behalf, then Subtenant shall reimburse Sublandlord for all reasonable costs incurred therewith plus a ten percent (10%) administrative fee to compensate Sublandlord for the administrative costs associated with such performance. The waiver by Sublandlord or Subtenant of any agreement, condition, or provision contained in this Sublease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision, nor will any custom or practice which may grow up between the parties in the administration of the terms of this Sublease be construed to waive or to lessen the right of Sublandlord or Subtenant, as applicable, to insist upon the performance by the other party of all such agreements, conditions or obligations in strict accordance with the terms of this Sublease. Any written notice of default sent by Sublandlord to Subtenant whether pursuant to this paragraph or the provisions of the Master Lease incorporated into this Sublease, shall, to the maximum extent permitted by applicable laws, be in lieu of, and not in addition to, any statutorily required notices.

12. Release and Indemnity.

12.1 Release. Subtenant, as a material part of the consideration for this Sublease, waives any and all claims against Sublandlord, its directors, officers, employees and agents (collectively, along with Sublandlord, the “Sublandlord Parties”) for damages by reason of any death of or injury to any person or persons, including Subtenant, its employees, agents, contractors, invitees or any other third persons, in or about the Subleased Premises, or any injury to property of any kind whatsoever and to whomsoever belonging, including, without limitation, the property of Subtenant, arising at any time and from any cause except to the extent caused by the gross negligence or willful misconduct of a Sublandlord Party, and to the extent not covered by any insurance required to be maintained by Subtenant or subject to any waiver of subrogation incorporated into this Sublease.

12.2 Subtenant’s and Sublandlord’s Indemnification. Subtenant shall defend, indemnify and hold harmless the Sublandlord Parties from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, losses, costs and expenses, including without limitation, court costs and attorneys’ fees (collectively “Claims”) arising from, connected with, or relating to (i) any loss of life, damage or injury to person or property occurring in or from the Subleased Premises, (ii) any violation of this Sublease or the Master Lease by a Subtenant Party, or (iii) the use of the Subleased Premises by, or any other act or omission of, any Subtenant Party, except to the extent any such Claims are the result of the sole gross negligence or willful misconduct of a Sublandlord Party. Subtenant will give prompt written notice to Sublandlord of any casualty or accident on or about the Subleased Premises.

12.3 Survival. The provisions of this Section 12 will survive the expiration or earlier termination of the Master Lease or this Sublease.

13. Cancellation of Master Lease. In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant may terminate this Sublease or shall, if agreeable to the Master Landlord and Subtenant, attorn to the Master Landlord for the balance of the Term of this Sublease and on the then executory terms of this Sublease. That attornment will be evidenced by an agreement in form and substance reasonably satisfactory to the Master Landlord and Subtenant.

14. Estoppel Certificates. In addition to any estoppel certificates which may be requested by the Master Landlord pursuant to the Master Lease (which shall be addressed in accordance with the applicable provisions of the Master Lease), Subtenant shall, from time to time as requested by Sublandlord, on not less than fifteen (15) days prior written notice, execute, acknowledge, and deliver to the Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which Rent and any other charges have been paid. That statement will also state whether there are then any ongoing defaults hereunder, beyond any applicable grace period, and if such defaults exist, the nature of such defaults. It is intended that this statement may be relied on by others with whom the Sublandlord may be dealing.

15. Assignment or Subleasing. This Sublease may be assigned by Sublandlord at any time without the need for consent from Subtenant, provided Sublandlord agrees to give Subtenant written notice of any such assignment. Subtenant may not transfer, assign, sublet or otherwise delegate this Sublease or any of its rights and obligations hereunder to anyone without the prior written consent of both Sublandlord (which may be withheld in Sublandlord’s sole discretion), and Master Landlord to the extent required under the Master Lease.

16. Financial Statements. Subtenant shall provide to Sublandlord, upon request (but so long as no event of default is outstanding, not more frequently than once a year), any publicly disclosed financial statement current as of the end of the preceding quarter certified by an officer of Subtenant or Guarantor, as applicable, to accurately state the financial condition of Subtenant and Guarantor. Such financial statements to be in a form acceptable to Sublandlord, in its reasonable discretion, provided that Sublandlord acknowledges and agrees that the form of financial statements provided by Subtenant and Guarantor prior to the date hereof is an acceptable form.

17. Hazardous Substances. In addition to the provisions of the Master Lease which have been incorporated into this Sublease, Subtenant shall comply with all applicable laws and the provisions of the Master Lease relating to the handling or use of hazardous substances and hazardous materials on or about the Subleased Premises. In addition to any obligations contained elsewhere in this Sublease, Subtenant agrees to indemnify, defend, release and hold harmless the Sublandlord Parties and their successors and assigns for any and all Claims arising from or in connection with the presence or suspected presence of hazardous substances, hazardous materials or environmental damage in or on the Subleased Premises which are introduced into the Subleased Premises by any Subtenant Party. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Subleased Premises which Sublandlord reasonably believes was caused by a Subtenant Party or any clean-up, removal, or restoration mandated by federal, state, or local agency or political subdivision, or Master Landlord, and any damages sustained under the Master Lease. The obligations of this Section 17 shall survive the expiration or earlier termination of this Sublease.

18. Recapture Right. Sublandlord shall have the right (the “Recapture Right”) to recapture approximately 10,000 square feet of the Subleased Premises, together with any Sublandlord FF&E which is located in such space as of the Commencement Date. The space which Sublandlord may elect to recapture and the Sublandlord FF&E which shall be located therein as of the Commencement Date is more particularly depicted on Exhibit H attached hereto (the “Recapture Space”), provided that the Recapture Space is subject to such reasonable modifications as may be required for final demising plans and specifications required for construction permits. The Recapture Right shall expire if not exercised on or before December 31, 2022. Notwithstanding the foregoing, but subject to Section 1.2 above, Sublandlord agrees that Subtenant shall be entitled to remove and/or reconfigure any Sublandlord FF&E which is located in the Recapture Space until the Recapture Effective Date, and if so removed, Subtenant shall be entitled to store the Sublandlord FF&E either within the Subleased Premises or at an offsite facility. To exercise the Recapture Right, Sublandlord shall provide no less than ninety (90) days prior written notice to Subtenant of its intent to exercise its Recapture Right. Such notice shall specify a “Recapture Effective Date” which is at least ninety (90) days after the date of such notice. If Sublandlord exercises the Recapture Right, Sublandlord shall be solely responsible for all costs in connection therewith, including but not limited to design, permits, approvals and construction costs in connection with demising the Recapture Space to code, including the construction of any necessary corridors, lobbies and vestibules, etc. and separation of any Building systems including air balancing (the “Demising Work”). The Demising Work shall also include any cabling or moving costs incurred as a direct result of demising of the Subleased Premises, the reassembly of any Sublandlord FF&E which was disassembled or reconfigured, including without limitation furniture systems, and such work shall be at Sublandlord’s sole cost and expense, provided however that Subtenant shall be solely responsible for all costs and expenses incurred in connection with returning any Sublandlord FF&E that was removed from the Subleased Premises to the Subleased Premises. The Demising Work design shall ensure that Subtenant maintains a double door entrance into its portion of the Subleased Premises. Sublandlord shall make commercially reasonable efforts to ensure that said work does not interfere with Subtenant’s business and will coordinate the timing of the Demising Work so as to minimize interference with Subtenant’s business activity in the Subleased Premises and Subtenant shall reasonably cooperate with Sublandlord in this regard. Sublandlord acknowledges that to the extent Demising Work is likely to interfere with Subtenant’s business operations such Demising Work shall be performed during non-business hours. Upon Sublandlord’s exercise of the Recapture Right, Subtenant shall have thirty (30) days during which it shall have the right to terminate the Sublease by written notice to Sublandlord. Such termination and vacation of the Subleased Premises shall occur no later than the Recapture Effective Date. Notwithstanding anything to the contrary herein, in the event Sublandlord exercises the Recapture Right, all Sublandlord FF&E which is located in the Recapture Space as of the Commencement Date shall be retained by Sublandlord and shall not be sold to Subtenant as part of the sale described in Section 1.2 above.

19. General Provisions.

19.1 Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

19.2 Entire Agreement. This Sublease constitutes the final, complete, and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing and is signed by the parties to this Sublease.

19.3 Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

19.4 Further Assurances. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

19.5 Governing Law and Jurisdiction. This Sublease will be governed by and in all respects construed in accordance with the laws of the state where the Subleased Premises is located and courts of the City in which the Subleased Premises is located.

19.6 Consent of Master Landlord. The Master Landlord’s1 written consent to this Sublease, to the extent required by the CIT Lease and the Parsons Lease, respectively, is a condition precedent to the effectiveness of this Sublease. If such consent is required and not obtained within thirty (30) days of the date of full execution and delivery of this Sublease, Sublandlord or Subtenant may elect to terminate this Sublease with written notice to the other party. Notwithstanding the foregoing, Sublandlord shall be solely liable for paying to Master Landlord any fees for Master Landlord to review this Sublease and to provide its consent hereto.

19.7 Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

19.8 Word Usage. Unless the context clearly requires otherwise, (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting.

19.9 Incorporation. The Exhibits attached hereto are hereby incorporated by reference into this Sublease.

19.10 Counterparts. This Sublease may be executed in any number of counterparts and each counterpart shall be deemed to be an original document. All executed counterparts together shall constitute one and the same document, and any counterpart signature pages may be detached and assembled to form a single original document.

[1]	[NTD: Master Landlord refers to both the Prime Landlord and Property Owner. Wherever Master Landlord consent is required in the Sublease it is intended to refer to both landlords to the extent such consent is required under the applicable lease.]

19.11 Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees.

19.12 Time of the Essence. Time shall be of the essence to the performance of all obligations under this Sublease.

19.13 Heirs and Successors. Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this Sublease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto.

19.14 Authority. Each party represents and warrants that the individual executing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of such entity in accordance with the governing documents of such entity, and that upon full execution and delivery, this Sublease is binding upon such entity in accordance with its terms.

19.15 Drafting. In the event of a dispute between any of the parties hereto over the meaning of this Sublease, both parties shall be deemed to have been the drafter hereof, and any applicable law that states that contracts are construed against the drafter shall not apply.

19.16 Sublandlord’s and Subtenant’s Limitation on Liability. It is expressly understood and agreed that the obligations of Sublandlord under this Sublease shall be binding upon Sublandlord and its successors and assigns only with respect to events occurring during its and their respective tenancy of the Leased Premises pursuant to the Master Lease. Notwithstanding any contrary provision herein, (i) no Sublandlord Party shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Subtenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, and (ii) except in the event of Subtenant’s holdover, to the extent of Subtenant’s failure to satisfy its obligations under Section 17 hereof or to the extent payable under the terms of the Master Lease (including without limitation, under Section 8.4 of the Parsons Lease and Section 21.18 of the CIT Lease), no Subtenant Party shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Sublandlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

19.17 Electronic Execution. This Sublease may be executed and delivered by facsimile signatures or signatures sent via e-mail in “.pdf” format; provided each party agrees to provide a “wet signature” original upon request. The parties intend to be bound by such electronic execution and delivery with the same force and effect as if the parties had exchanged hard copy documents with wet signatures.

Remainder of page intentionally left blank.
Signatures on the following page.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

Sublandlord:

CIT BANK, N.A.

By:

Name:

Title:

Subtenant:

UBERMEDIA, INC.

By:

Name:

Title:

EXHIBIT A
(cover page)

See the Master Lease attached behind this cover page.

Exhibit A

(cover page)

EXHIBIT B
(cover page)

See the diagram attached behind this cover page.

Exhibit B

(cover page)

EXHIBIT C
COMMENCEMENT DATE CERTIFICATE

[FORM ONLY - DO NOT EXECUTE AT SAME TIME AS SUBLEASE.]

This Certificate is attached to and made a part of the Sub-Sublease Agreement dated ____________, 202__ between, ________________________, a(n) _______________ [state] _______________ [entity], as “Subtenant” and ________________________, a(n) _______________ [state] _______________ [entity] as “Sublandlord”.

The Commencement Date of the Sublease is _________________, 202__.

The Expiration Date of the Sublease is _____________________, 202__.

SO CERTIFIED by Sublandlord and Subtenant as of ________________, 202__.

Sublandlord	Subtenant

By:	By:

Name:	Name:

Title:	Title:

[FORM ONLY - DO NOT EXECUTE AT SAME TIME AS SUBLEASE.]

Exhibit C

EXHIBIT D
sublandlord FF&E

[UberMedia TO CONFIRM]

1.	33 three drawer file cabinets
2.	85 two drawer cabinets
3.	1 fire proof cabinet
4.	5 five drawer file cabinets
5.	82 8‘x6’ cubicles
6.	78 serpentines work stations
7.	162 W- Pull Movil Pedestal
8.	18 offices with desk 10 right returns and 8 left returns.
9.	3 offices with 2 training tables each
10.	1 training room with 12 tables
11.	1 conference room with 1 8x4 table
12.	1 conference room with 1 10x4 table
13.	192 Aeron chairs
14.	55 side chairs (guest chairs)
15.	51 caper stacking chairs (break room chairs).
16.	3 club chairs
17.	1 sofa
18.	13 square tables (break room tables)
19.	1 break room with 4 refrigerators and 4 microwaves
20.	1 break room with 1 refrigerator and 1 microwave
21.	UPS Power Supply - E.T.N 9355; System 9355-30 – Serial # BK113KXX01

Exhibit D

EXHIBIT E
bill of sale

THIS BILL OF SALE (this “Bill of Sale”) is executed as of __________________ (the “Effective Date”), by and between _______________________________________ (“Assignor”), and _______________________________________ (“Assignee”), with reference to the following facts:

Concurrently herewith, Assignor is assigning to Assignee, in accordance with the terms of that certain Sub-Sublease Agreement dated as of _______________, 2021 (the “Agreement”), all of Assignor’s right, title and interest in and to the Sublandlord FF&E (as defined in the Agreement).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, SELL and CONVEY to Assignee all of the Sublandlord FF&E.

EXCEPT TO THE EXTENT EXPRESSLY STATED IN THE AGREEMENT, ALL OF THE SUBLANDLORD FF&E IS CONVEYED AND ACCEPTED “AS IS” WITHOUT ANY WARRANTIES OR REPRESENTATIONS WHATSOEVER, OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IN ALL EVENTS CONCERNING ANY AND ALL DEFECTS OF A PHYSICAL NATURE, IN MATERIAL OR WORKMANSHIP, AND REGARDLESS OF WHETHER SUCH DEFECT WOULD BE VISIBLE OR APPARENT UPON A FULL INSPECTION AND EXAMINATION OF THE SUBLANDLORD FF&E.

This Bill of Sale shall be effective as of the Effective Date. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement. This Bill of Sale may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one (1) agreement. The parties hereby acknowledge and agree that signatures transmitted by e-mail in “.pdf” format, or other electronic format, shall be legal and binding and shall have the same full force and effect as if an original of this Bill of Sale had been delivered. Each party represents to the other that such party’s signatory below has the full and complete authority to bind such party to this Bill of Sale and that no other consent is necessary or required in order for him/her to execute and deliver this Bill of Sale on behalf of such party. If for any reason, any provision of this Bill of Sale shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Bill of Sale and to the extent any provision of this Bill of Sale is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

Exhibit E

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale on the date first set forth above.

ASSIGNOR:

By:

Name:

Its:

ASSIGNEE:

By:

Name:

Its:

Exhibit E

EXHIBIT F

CIT Contact for Invoices and Billing Related Matters

Payment Information:

REMIT TO:

CIT Bank

75 North Fair Oaks Ave, Pasadena CA 91103

CIT ABA# 322270288

Account Name: CIT Bank N.A

Account No. 2947014219

Reference: Sublease

OR, if by Mail:

CIT Bank, N.A.

75 N. Fair Oaks Ave.
Pasadena, CA 91103
Attn: Brenda Tejada

Billing Inquiries:

CIT Bank, N.A.

Corporate Real Estate

340 Mount Kemble Avenue

Morris Township, New Jersey 07960

Attn:	Stephanie Deloreto
phone: 973.740.5455
Stephanie.Deloreto@cit.com

Exhibit F

EXHIBIT G
GUARANTY

This Guaranty (“Guaranty”), dated as of May __, 2021, is executed by Near Pte. Ltd. (“Guarantor”), in favor of CIT BANK, N.A., formerly known as OneWest Bank, National Association (“Sublandlord”), in conjunction with, and to induce Sublandlord to enter into, that certain Sub-Sublease Agreement of even date herewith (the “Sublease”) between UBERMEDIA, INC. (“Subtenant”) and Sublandlord, pursuant to which Sublandlord is subleasing to Subtenant certain real property (the “Premises”) more particularly described in the Sublease. Capitalized terms used and not otherwise defined in this Guaranty shall have the meanings set forth for them in the Sublease.

In consideration of the foregoing, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty of Subtenant’s Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Sublandlord the prompt payment by Subtenant of all rent, additional rent and other amounts from time to time owing to Sublandlord under the Sublease, up to the “Maximum Liability Amount” (as defined below). The payment of all such amounts shall be referred to herein as the “Subtenant Obligations.” This Guaranty will apply to the Sublease, any extension or renewal of the Sublease, and any holdover term following the term of the Sublease, or any such extension or renewal.

a. Maximum Liability Amount. Notwithstanding any other provisions herein to the contrary, the aggregate liability of Guarantor for the Subtenant Obligations and the liabilities of Subtenant under the Sublease shall not exceed Two Million One Hundred Thousand U.S. Dollars ($2,100,000.00) (the “Maximum Liability Amount”).

2. Modification of Sublease; Assignment and Subletting. It is specifically agreed and understood that the terms, covenants and conditions of the Sublease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Sublandlord and Subtenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the Subtenant Obligations of Subtenant under the Sublease as so altered, affected, modified, amended, compromised, released or changed and the Sublease may be assigned by or with the consent of Sublandlord or any assignee of Sublandlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of the Subtenant Obligations as so changed, modified, amended, compromised, released, altered or assigned. In addition, no subletting of all or any portion of Subtenant’s interest in the Sublease or the Premises shall impair or affect the continuing force of this Guaranty.

3. Reletting the Premises. In the event that Subtenant defaults under the Sublease, Sublandlord may, but shall not be required to, take such action as Sublandlord deems appropriate to relet all or part of the Premises in order to reduce Sublandlord’s loss or any liability under the Sublease or this Guaranty. Without limiting the generality of any other provision hereof, Guarantor shall reimburse Sublandlord within ten (10) business days following written demand from time to time for all expenses reasonably incurred by Sublandlord (including without limitation repair and improvement expenses, advertising fees and brokerage commissions) in connection with any such reletting of the Premises, and Sublandlord shall provide reasonable documentation to support such expenses.

Exhibit G

4. Guarantor Waivers. Guarantor hereby waives, to the fullest extent allowed by law, all suretyship rights, defenses and other benefits to which it might otherwise be entitled including without limitation any and all rights and defenses that may be available by reason of California Civil Code Sections 2787 to 2855, inclusive, and 2899 and 3433, to the extent the same may be applicable. Without limiting the generality of the foregoing: (a) Sublandlord shall be entitled to proceed against Guarantor with respect to any unfulfilled Subtenant Obligation regardless of whether Sublandlord has proceeded, is then proceeding, or intends to proceed, against Subtenant or any other person with respect thereto; (b) Sublandlord shall not be required to furnish Guarantor with copies of any notices given or required to be given to Subtenant under the Sublease, including without limitation notices of default; (c) Guarantor’s liability for the Subtenant Obligations shall not be affected, released, terminated, discharged or impaired by (i) the existence of any bankruptcy, insolvency, reorganization or similar proceeding with respect to Subtenant or any other person, (ii) any exercise, non-exercise or delay or lack of diligence in the exercise of remedies by Sublandlord against Subtenant or any other person (except to the extent that the same has resulted in the fulfillment of the applicable Subtenant Obligation), (iii) any assignment or other transfer (voluntary or involuntary) of Subtenant’s interests in the Sublease, (iv) the rejection of the Sublease in any bankruptcy proceeding with respect to Subtenant, or any other release or discharge of Subtenant in any bankruptcy, insolvency, reorganization or similar proceeding; (v) any amendment of the Sublease; (vi) any change in the time, manner or place of payment, performance or observance of any of the Subtenant Obligations; (vii) any waiver of, or any assertion or enforcement or failure or refusal to assert or enforce, or any consent or indulgence granted by Sublandlord with respect to a departure from, any term of the Sublease, including without limitation the waiver of any default by Subtenant, or the making of any other arrangement with, or the accepting of any compensation or settlement from, Subtenant; provided that to the extent that Sublandlord provides Subtenant with a written waiver of, or written agreement with respect to a consent or indulgence with respect to a departure from, any term of the Sublease, the Subtenant Obligations for which Guarantor is liable under the Guaranty shall be deemed modified to reflect the terms of such written waiver or agreement; (viii) any other guaranty now or hereafter executed by Guarantor or any other guarantor or the release of any other guarantor from liability for the payment, performance or observance of any of the Subtenant Obligations, whether by operation of law or otherwise; or (ix) any defect in or invalidity of the Sublease caused by Subtenant; and (d) Guarantor hereby expressly waives (i) notice of acceptance of this Guaranty and of any change in the financial condition of Subtenant, (ii) presentment, demand and protest, (iii) until such time as all defaulted Subtenant Obligations are fulfilled, all right of subrogation with respect to any obligation of Subtenant that is fulfilled by Guarantor hereunder, (iv) the right to trial by jury in any action or proceeding arising out of or with respect to this Guaranty or the interpretation, breach or enforcement hereof, (v) the right to interpose any setoff or counterclaim in any action or proceeding arising out of or with respect to this Guaranty, and (vi) any right or claim of right to cause a marshaling of the assets of Subtenant or to cause Sublandlord to apply to any Subtenant Obligation any security deposit or to proceed against Subtenant or any collateral or security held by Sublandlord at any time or in any particular order. Guarantor subordinates any liability or indebtedness of Subtenant held by Guarantor to the Subtenant Obligations.

Exhibit G

5. No Release. This Guaranty shall not be released, modified or affected by failure or delay on the part of Sublandlord to enforce any of the rights or remedies of Sublandlord under the Sublease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Sublease (including, without limitation, Subtenant), Guarantor, or any other guarantor.

6. Continuing Guaranty. Subject to the Maximum Liability Amount, Guarantor’s liability under this Guaranty shall continue until all amounts due under the Sublease have been paid to Sublandlord in full in cash. If all or any portion of the Subtenant Obligations under the Sublease are paid by Subtenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) is avoided or recovered directly or indirectly from Sublandlord as a preference, fraudulent transfer or otherwise.

7. Representations and Warranties of Guarantor. Guarantor warrants and represents to Sublandlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Sublease, the value of the assets owned or to be acquired by Subtenant, Subtenant’s financial status and its ability to pay and perform the obligations owed to Sublandlord under the Sublease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Sublease and is fully informed of the remedies Sublandlord may pursue, with or without notice to Subtenant, in the event of default under the Sublease. So long as Guarantor’s obligations hereunder remain unsatisfied or owing to Sublandlord, Guarantor shall keep fully informed as to all aspects of Subtenant’s financial condition and the performance of said obligations.

8. Cure of Defaults. Guarantor hereby covenants and agrees with Sublandlord that if a default shall at any time occur in the payment of any sums due under the Sublease by Subtenant, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Sublandlord in legal currency of the United States of America for payment of public and private debts.

9. Guaranty of Payment. Subject to the Maximum Liability Amount, the liability of Guarantor under this Guaranty is a guaranty of payment and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Sublease or the pursuit by Sublandlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

10. Jurisdiction. All disputes with respect to this Guaranty, and all actions to enforce this Guaranty, may be adjudicated in the state courts of California or the federal court for the Central District of California, and Guarantor hereby irrevocably consents and submits to the jurisdiction of such courts in any action relating to this Guaranty. To the fullest extent permitted by law, this submission to California jurisdiction shall be self-operative and no further instrument or action, other than service of process, shall be required to confer jurisdiction over Guarantor in any such court. Nothing in this paragraph shall be construed to limit the right of Sublandlord to serve process in any manner permitted by law, or to institute any action against Guarantor in the courts of other appropriate jurisdictions.

Exhibit G

11. Notices. All notices and other communications provided for in this Guaranty shall be in writing and be delivered to the appropriate party at its address in the United States as follows:

If to Guarantor:

Near Pte. Ltd.
3 Temasek Avenue,

Level 18-01, Centernnial Tower

Singapore 039190

If to Sublandlord:

CIT Bank, N.A.

Corporate Real Estate

340 Mount Kemble Avenue

Morris Township, New Jersey 07960

Attn: Daniel Fishbein

phone: 973.422.3169

fax: 973.740.5206

dan.fishbein@cit.com

with a copy to:

CIT Bank, N.A.

11 W. 42nd Street

New York, NY 10036

Attn: David S. Braffman

Phone: (212) 771-9587

Fax: (212) 461-5402

david.braffman@cit.com

and a copy to:

CIT Bank, N.A.

Corporate Real Estate – Lease Administration

75 North Fair Oaks Avenue

Pasadena, California 91103-9675

Attention: Jenn Matticks

Jenn.Matticks@cit.com

Addresses for notice may be changed from time to time by written notice to all other parties. All communications shall be effective when actually received; provided, however, that nonreceipt of any communication as the result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Exhibit G

12. Attorneys’ Fees. In the event that any litigation is commenced with respect to this Guaranty, the party prevailing in such litigation shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and expenses, including without limitation reasonable attorneys’ fees and court costs, whether or not taxable, as awarded by a court of competent jurisdiction.

13. Authority. Guarantor represents and warrants to Sublandlord that: (a) the execution, delivery and performance of this Guaranty by Guarantor will not violate any provision of any law, regulation, order or decree of any governmental authority or of any court binding on Guarantor, or conflict with, result in a breach of or constitute a default under any provision of any instrument to which Guarantor is a party or which it or any of its property is bound, and will not result in the imposition or creation of any lien, charge or encumbrance on, or security interest in, any of its property pursuant to the provisions of any of the foregoing; and (b) this Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject as to enforcement of rights and remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and doctrines of equity affecting the availability of specific enforcement or other equitable remedies.

14. Bankruptcy. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Subtenant or any defense which Subtenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Sublandlord shall have the sole right to accept or reject any plan on behalf of a Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Subtenant’s obligations under the Sublease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as should have accrued if said proceedings has not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Subtenant of any of its obligations under the Sublease. Guarantor hereby permits any trustee in bankruptcy, receivers, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Sublandlord, or allow the claim of Sublandlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Sublandlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

15. Estoppel Certificate. Guarantor agrees (a) it will, from time to time, within fifteen (15) business days following request by Sublandlord, execute and deliver to the Sublandlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if modified, that it is in full force and effect as modified and stating such modifications), and (b) such certificates may be relied upon by anyone holding or proposing to acquire from or through Sublandlord any interest in the Premises or by any mortgagee or prospective mortgagee of such Premises.

16. Miscellaneous. This Guaranty shall (a) remain in full force and effect until the payment in full of the Subtenant Obligations and all other amounts payable under this Guaranty, subject to the Maximum Liability Amount, (b) be binding upon Guarantor, its heirs, legal representatives, successors and assigns (whether this Guaranty is assigned voluntarily or by operation of law), and (c) inure to the benefit of and be enforceable by Sublandlord and its successors and assigns or by any person to whom Sublandlord’s interest in the Sublease or any part thereof, including the rents, may be assigned, whether by way of mortgage or otherwise (including without limitation any purchaser at a judicial foreclosure sale or trustee’s sale or a holder of a deed in lieu of foreclosure). Wherever in this Guaranty reference is made to Sublandlord or Subtenant, the same shall be deemed to refer also to the then heir, legal representative, successor or assign of Sublandlord or Subtenant, respectively. No provision of this Guaranty that is held to be inoperative, unenforceable or otherwise invalid shall affect the remaining provisions, and to this end all provisions hereof shall be severable. No failure or delay on the part of Sublandlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. This Guaranty shall constitute the entire agreement between Guarantor and the Sublandlord with respect to the subject matter hereof. No provision of this Guaranty or right of Sublandlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Sublandlord. The liability of Guarantor and all rights, powers and remedies of Sublandlord hereunder and under any other agreement now or at any time after in force between Sublandlord and Guarantor relating to the Sublease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Sublandlord by law. In the event that more than one person or entity executes this Guaranty as Guarantor, (a) the term “Guarantor” shall mean each such person or entity, (b) the obligations of each Guarantor shall be joint, several and independent, and (c) this Guaranty shall be construed and enforced as though each Guarantor executed a separate guaranty on the terms set forth in this Guaranty. Time is of the essence of this Guaranty. This Guaranty shall be governed by the laws of the State of California.

Exhibit G

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

“Guarantor:”

NEAR PTE. LTD.

By:
Name:	Shobhit Shukla
Title:	Co-Founder & CRO

Exhibit G

EXHIBIT H
recapture space

Exhibit H